Exhibit 10.8
VIA TRANSPORTATION, INC.
2025 OMNIBUS INCENTIVE PLAN
(Adopted by the Board on August [●], 2025; Approved by the stockholders of the Company on [●], 2025; IPO Date on [●], 2025)
1.Purposes of the Plan. The purposes of this 2025 Omnibus Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock, Restricted Stock Units and Other Awards may also be granted under the Plan.
2.Definitions. As used herein, the following definitions shall apply:
(a)    “Administrator” means the Board or a Committee.
(b)    “Affiliate” means an entity, other than a Subsidiary or Parent, which (i) is under the control of the Company, (ii) controls the Company or (iii) is, together with the Company, under the common control of a third person or entity.
(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal, state or local laws, any Stock Exchange rules or regulations and the applicable laws, rules or regulations of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as such laws, rules and regulations shall be in effect from time to time.
(d)    “Award” means any award of an Option, Restricted Stock, Restricted Stock Unit or Other Award under the Plan.
(e)    “Award Agreement” means an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement or Other Award Agreement, as applicable.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cashless Transaction” means a program approved by the Administrator in which payment of the Option exercise price and/or Tax Withholding Obligations applicable to an Award may be satisfied, in whole or in part, with Shares subject to the Award, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the applicable Tax Withholding Obligations.
(h)    “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if Participant’s Continuous Service Status is terminated for any of the following reasons: (i) an unauthorized use or disclosure by Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a material breach by Participant of any agreement between Participant and the Company, and Participant fails to remedy such condition within thirty (30) days of such breach; (iii) a material failure by Participant to comply with the Company’s written policies or rules, and Participant fails to remedy such non-compliance within thirty (30) days of such failure to comply; (iv) Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony or crime of moral turpitude under any applicable laws; (v) Participant’s gross negligence or willful misconduct; or (vi) a failure by Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Participant’s cooperation. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Administrator and shall be final and binding on Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.
(i)    “Change in Control” means the occurrence of any of the following events:
(i)    Change in Ownership of the Company. A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or
(ii)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company that occurs on the date that a majority of members of the Board are replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets that occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this clause (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this Section 2(j), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and

Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(j)    “Code” means the Internal Revenue Code of 1986, as amended.
(k)    “Committee” means the Compensation Committee of the Board (or one or more other committees or subcommittees of the Board) appointed by the Board to administer the Plan in accordance with Section 4 hereof and consisting of one (1) or more Directors (or such greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board appointed for such purpose).
(l)    “Common Stock” means the Company’s Class A common stock, par value $0.0001 per share, as adjusted in accordance with Section 14 hereof.
(m)    “Company” means Via Transportation, Inc., a Delaware corporation, or any successor thereto.
(n)    “Consultant” means any person or entity, including an advisor but not an Employee, that renders, or has rendered, services to the Company, or any Parent, Subsidiary or Affiliate, and is compensated for such services, and any Director who is not an Employee, whether compensated for such services as a Director or not.
(o)    “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant (unless otherwise provided for in the applicable Award Agreement), as determined by the Administrator in good faith and subject to Applicable Laws. Subject to Applicable Laws, the Administrator shall determine whether a leave of absence, or absence in military or government service, shall constitute an interruption of Continuous Service Status; provided, however, that, (i) if an Employee is holding an Incentive Stock Option and such leave exceeds three (3) months, then, for purposes of Incentive Stock Option status only, such Employee’s service as an Employee shall be deemed terminated on the first (1st) day following such three (3)-month period, and the Incentive Stock Option shall thereafter automatically become a Nonstatutory Stock Option in accordance with Applicable Laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy, including policies that support continued equity participation during approved leaves and (ii) the Administrator shall not have any such discretion to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors.
(p)    “Director” means a member of the Board.
(q)    “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(r)    “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate.
(s)    “Evergreen Shares” means Shares made available for issuance under the Plan pursuant to Section 3(b) hereof.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NYSE, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of such markets for the Common Stock, the Fair Market Value of a Share will be determined by the Administrator in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(v)    “Incentive Stock Option” means an Option intended to, and which does, in fact, qualify as an incentive stock option within the meaning of Section 422 of the Code.
(w)    “IPO” means the sale of certain securities of the Company to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.
(x)    “IPO Date” means the offering date of the IPO.
(y)    “Nonstatutory Stock Option” means an Option that is not intended to, or does not, in fact, qualify as an Incentive Stock Option.
(z)    “Option” means a stock option granted pursuant to the Plan.
(aa)    “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.
(bb)    “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price, Restricted Stock, Restricted Stock Units, Other Awards, cash or other property or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(cc)    “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.
(dd)    “Optionee” means an Employee or Consultant who receives an Option.
(ee)    “Other Award” means an award granted to a Participant pursuant to Section 11 hereof.
(ff)    “Other Award Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Other Awards granted under the Plan and includes any document attached to such agreement.
(gg)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined Voting Power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(hh)    “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.
(ii)    “Plan” means this Via Transportation, Inc. 2025 Omnibus Incentive Plan, as may be amended from time to time.
(jj)    “Prior Plan Available Reserves” means shares that are not subject to any awards outstanding under, and that would otherwise remain available for future grants under, the Prior Plans as of 12:01 a.m. Eastern Time on the IPO Date.
(kk)    “Prior Plans” means the Via Transportation, Inc. 2012 Equity Incentive Plan and the Via Transportation, Inc. 2018 Equity Incentive Plan.
(ll)    “Restricted Stock” means Shares subject to restrictions that are purchased or granted pursuant to Section 10 hereof.
(mm)    “Restricted Stock Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.
(nn)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10 hereof. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(oo)    “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock Units granted under the Plan and includes any document attached to such agreement.
(pp)    “Returning Share” means a share of Common Stock subject to outstanding stock award granted under a Prior Plan that (1) expires or terminates for any reason prior to exercise or settlement; (2) is forfeited because of the failure to meet a contingency or condition required to vest such share or otherwise returns to the Company; or (3) is reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award.
(qq)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
(rr)    “Service Provider” means an Employee, Director or Consultant.
(ss)    “Share” means a share of Common Stock, as adjusted in accordance with Section 14 hereof.
(tt)    “Share Reserve” has the meaning set forth in Section 3(a) hereof.
(uu)    “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(vv)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined Voting Power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
(ww)    “Tax Withholding Obligations” means any applicable U.S. federal, state, local or non-U.S. tax withholding obligations, social contributions, required deductions or other similar obligations that may arise in connection with an Award.
(xx)    “Ten Percent Holder” means a person who owns stock representing more than 10% of the Voting Power of the stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.
(yy)    “Voting Power” means the total combined voting power of all classes of stock (or, in the case of an entity that is not a corporation, similar equity interests) of the relevant entity determined in a manner consistent with the principles applicable to Section 409A of the Code.
3.Stock Subject to the Plan.
(a)    Available Shares. Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be issued under the Plan is 7,263,418 Shares, (the “Share Reserve,”) which number is the sum of (i) 4,500,000 shares, plus (ii) 101,290, which represents the aggregate number of Shares subject to the Prior Plan Available Reserves, plus (iii) up to 2,662,128, the number of shares that are Returning Shares, as such shares become available from time to time. A maximum of 1,000,000 Shares from the Share Reserve may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unissued Shares that were subject to such Award shall, unless the Plan shall have been terminated, continue to be available under the Plan for issuance pursuant to future Awards. In addition, any Shares that are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any Tax Withholding Obligations with respect to such Award shall be treated as not issued and shall continue to be available under the Plan for issuance pursuant to future Awards. Shares issued under the Plan that are later forfeited to the Company due to the failure to vest or that are repurchased by the Company at the original purchase price paid to the Company for the Shares (including, without limitation, upon forfeiture to or repurchase by the Company in connection with the termination of a Participant’s Continuous Service Status) shall, in each case, again be available for future grant under the Plan. Shares covered by Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of any applicable Stock Exchange rule) shall not count as issued under the Plan for purposes of this Section 3(a).
(b)    Evergreen Shares. In addition, the number of Shares available for issuance under the Plan will automatically increase on the first day of each fiscal year, for a period of not more than ten (10) years from the date the Plan is approved by the holders of capital stock of the Company, commencing on January 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) January 1, 2035, in an amount equal to the lesser of 5% of the total number of Shares outstanding on the last day of the calendar month prior to the date of such automatic increase, or such lesser number as determined by the Board. Notwithstanding the foregoing, the Board may act prior to the first day of a given fiscal year to provide that there will be no increase in the number of Shares available for issuance under the Plan for such fiscal year or that the increase in the number of Shares available for issuance under the Plan for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence. The Board retains discretion to reduce or eliminate annual increases and may also suspend the evergreen feature entirely in response to market or business conditions.
4.Administration of the Plan.
(a)    General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants. The Administrator may also from time to time authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant Awards to persons who are not “executive officers” of the Company (within the meaning of Rule 16a-1 under the Exchange Act) or Directors, subject to such restrictions and limitations as the Administrator may specify and to the requirements of Applicable Law.
(b)    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Such Committee shall consist of one (1) or more persons, each of whom qualifies as a “non-employee director” (within the meaning of Rule 16b-3) and as “independent” as required by the rules of any Stock Exchange on which the Common Stock is listed, in each case if and to the extent required by, or necessary to meet the requirements of, Applicable Law at the time of determination. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and to the extent permitted or required by Rule 16b-3. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof, in which case the acts of such subcommittee shall be deemed to be acts of the Committee hereunder.

(c)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:
(i)    to administer the Plan and to adopt, amend and rescind from time to time rules and regulations for the administration of the Plan;
(ii)    to determine the Fair Market Value of the Common Stock in accordance with Section 2(v) hereof; provided that such determination shall be applied consistently with respect to Participants under the Plan;
(iii)    to select the Employees and Consultants to whom Awards may from time to time be granted;
(iv)    to determine the number of Shares to be covered by each Award (other than a cash-based Other Award), and the amount of cash to be covered by each cash-based Other Award;
(v)    to approve the form(s) of Award Agreement(s) and other related documents used under the Plan;
(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may vest and/or be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award;
(vii)    to amend, waive or otherwise adjust the terms and conditions of any outstanding Award, any Award Agreement or any other agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award, including any amendment adjusting vesting or exercisability (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company); provided that no such amendment, waiver or adjustment shall be made that would materially and adversely affect the rights of any Participant without Participant’s consent; and provided, further, that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code;
(viii)    to (A) extend the term of any Award, including, without limitation, extending the period following a termination of a Participant’s Continuous Service Status during which any such Award may remain outstanding or (B) provide for the accrual of dividends or dividend equivalents with respect to any such Award; provided that the Administrator shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code; and provided, further, that no payment in respect of accrued dividends or dividend equivalents shall be made prior to the vesting of the relevant Award;
(ix)    subject to Applicable Laws and Section 4(h) hereof, to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange

Program; provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without Participant’s consent;
(x)    to approve addenda pursuant to Section 4(d) hereof or to grant Awards to, or to modify the terms of any outstanding Award Agreement or any agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award held by, Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom that deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences;
(xi)    to construe and interpret the terms of the Plan, any Award Agreement and any agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award, which constructions, interpretations and decisions shall be final and binding on all Participants; and
(xii)    to exercise discretion to take or make any and all other actions or determinations that it determines to be necessary or advisable for the administration of the Plan.
(d)    Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.
(e)    Delegation of Administration of the Plan. The Administrator may delegate the administration of the Plan to one or more officers or employees of the Company, and such delegate administrator(s) may have the authority to execute and distribute Award Agreements, to maintain records relating to Awards, to process or oversee the issuance of Common Stock under Awards, to interpret and administer the terms of Awards and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan; provided that in no case shall any such delegate administrator be authorized (i) to grant Awards under the Plan (except in connection with any delegation made by the Administrator pursuant to Section 4(a) hereof), (ii) to take any action inconsistent with Section 409A of the Code or (iii) to take any action inconsistent with Applicable Law. Any action by any such delegate administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Administrator and, except as otherwise specifically provided, references in this Plan to the Administrator shall include any such delegate administrator. The Administrator, and, to the extent it so provides, any subcommittee, shall have sole authority to determine whether to review any actions and/or interpretations of any such delegate administrator, and if the Administrator shall decide to conduct such a review, any such actions and/or interpretations of any such delegate administrator shall be subject to approval, disapproval or modification by the Administrator.
(f)    Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which Participant may be a party or in which

Participant may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in good faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before Participant undertakes to handle and defend it on Participant’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.
(g)    Decisions of the Administrator. Decisions of the Administrator shall be final, binding and conclusive on all parties. For the avoidance of doubt, the Administrator may exercise all discretion granted to it under the Plan in a non-uniform manner among Participants and Awards, and the Administrator may take different actions with respect to the vested and unvested portions of an Award.
(h)    Stockholder Approval Required for Repricing. Notwithstanding any provision of this Plan to the contrary, in no event shall (i) any repricing (within the meaning of U.S. generally accepted accounting principles or any applicable Stock Exchange rule) of Options issued under the Plan be permitted at any time under any circumstances, (ii) any new Awards be issued in substitution for outstanding Options previously granted to Participants if such action would be considered a repricing (within the meaning of U.S. generally accepted accounting principles or any applicable Stock Exchange rule) or (iii) any Option or stock appreciation right (x) have its exercise price be reduced or (y) be purchased (or otherwise “cashed out”) by the Company if, on the date of such purchase, the exercise price per Share covered by such Option or stock appreciation right is less than 100% of the Fair Market Value of a Share on such date, in the case of each (i)-(iii), unless the approval of the stockholders of the Company has been obtained to take such action.
5.Eligibility.
(a)    Recipients of Grants. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units and Other Awards may be granted to Employees and Consultants, subject to Applicable Laws. Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary.
(b)    Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
(c)    ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.
(d)    No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent, Subsidiary or Affiliate), nor shall it interfere in any way with (i) such Employee’s or Consultant’s right or the Company’s (Parent’s, Subsidiary’s or Affiliate’s) right to terminate Participant’s employment or consulting relationship at any time, with or without cause, or (ii) the Company’s right to increase or decrease the compensation of Participant from the rate in existence at the time of the grant of an Award. No payment with respect to any Awards under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(e)    No Right to Awards. No person shall have any claim or right to receive an Award hereunder. The Administrator’s granting of an Award to a Participant at any time shall neither require the Administrator to grant an Award to such Participant, or to any other Participant or other person at any time, nor preclude the Administrator from making subsequent grants to such Participant or any other Participant or other person.
6.Term of Plan. The Plan shall come into existence upon its adoption by the Board and shall become effective subject to the approval of the stockholders of the Company as provided in Section 26 hereof; provided, however, that no Award may be granted prior to the IPO Date. It shall continue in effect for a term of ten (10) years from its adoption by the Board unless sooner terminated under Section 17 hereof.
7.Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement; and provided, further, that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.
8.Limitation on Grants to Non-Employee Directors. The maximum number of Shares subject to Awards (and of cash subject to cash-based Other Awards) granted under the Plan or otherwise during any one calendar year to any Director (other than a Director who is also an Employee) for service on the Board, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, however, that with respect to the first calendar year during which such a Director serves on the Board (or, in the event such Director does not receive any Awards during such first calendar year, the second calendar year during which such a Director serves on the Board), such maximum total value shall instead be $1,000,000.
9.Options.
(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:
(i)    In the case of an Incentive Stock Option:
(A)    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant; or
(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(ii)    in the case of a Nonstatutory Stock Option, the per Share exercise price shall be such price as is determined by the Administrator; provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code; and
(iii)    notwithstanding the foregoing, Options may be granted (or assumed) with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.
(b)    Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (5) a Cashless Transaction; (6) such other consideration and method of payment permitted under Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company, and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.
(c)    Exercise of Options.
(i)    Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting criteria. Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Each Option shall be exercisable in whole or in part. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(ii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares or a minimum aggregate exercise price; provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.
(iii)    Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any Tax Withholding Obligations in accordance with Section 12 hereof. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(iv)    Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.
(v)    No Obligation to Exercise. The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.
(d)    Termination of Continuous Service Status. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:
(i)    General Provisions. If a Participant ceases to be a Service Provider, other than upon Participant’s termination as the result of Participant’s death or Disability, Participant may exercise Participant’s Option within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following Participant’s termination. If after termination Participant does not exercise Participant’s Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(ii)    Disability of Optionee. If a Participant ceases to be a Service Provider as a result of Participant’s Disability, Participant may exercise Participant’s Option within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is vested on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s termination. If after termination Participant does not exercise Participant’s Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Death of Optionee. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is vested on the date of death, by Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by Participant, then such Option may be exercised by the personal representative of Participant’s estate or by the person(s) to whom the Option is transferred pursuant to Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s termination. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)    Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause under clauses (iv) or (v) of Section 2(h) hereof, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of such termination of the Optionee’s Continuous Service Status. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause under clauses (iv) or (v) of Section 2(h) hereof, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period.
10.Restricted Stock and Restricted Stock Units.
(a)    Restricted Stock.
(i)    Rights to Purchase or Receive. When a right to purchase or receive Restricted Stock is granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the offer or grant, including the number of Shares that such person shall be entitled to purchase or receive, the price to be paid, if any (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 9(b) hereof with respect to exercise of Options. The offer to purchase or receive Shares shall be accepted by execution of a Restricted Stock Agreement in the form determined by the Administrator.
(ii)    Vesting Terms. The Restricted Stock shall vest at such rate or based on such criteria as the Administrator may determine. Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the delivery of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.
(iii)    Termination of Continuous Service Status. Unless otherwise provided in the applicable Restricted Stock Agreement, in the event Participant’s Continuous Service Status is terminated for any reason (including death or Disability) prior to the vesting of a Share of Restricted Stock, such Share shall be (i) forfeited for no consideration, in the event it was granted to Participant, or (ii) subject to a repurchase option exercisable by the Company at the original purchase price paid by Participant, in the event it was purchased by Participant.
(iv)    Other Provisions. The Restricted Stock Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Agreements need not be the same with respect to each Participant.
(v)    Rights as a Stockholder. Once the Restricted Stock is purchased or received, Participant shall have the rights equivalent to those of a stockholder, and shall be a record holder when Participant’s purchase and/or the issuance of the Shares is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased or received, except as provided in Section 14 hereof.
(b)    Restricted Stock Units.
(i)    Award Terms. When Restricted Stock Units are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Award, including the number of Restricted Stock Units that such person shall be entitled to receive. The offer to receive Restricted Stock Units shall be accepted by execution of a Restricted Stock Unit Agreement in the form determined by the Administrator.
(ii)    Vesting and Settlement. The Administrator may, in its sole discretion, set vesting criteria for the Restricted Stock Units that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions that must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.
(iii)    Form and Timing of Settlement. Settlement of earned Restricted Stock Units will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Restricted Stock Unit Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
(iv)    Other Provisions. The Restricted Stock Unit Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Unit Agreements need not be the same with respect to each Participant.
(v)    Rights as a Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock Units. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.
11.Other Awards.
(a)    General. The Administrator may from time to time grant cash-based, equity-based or equity-related awards not otherwise described herein in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise, (ii) be subject to performance-based vesting conditions and/or multipliers and/or service-based vesting conditions, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units, share-denominated performance units or other similar awards and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States; provided that each cash-based Other Award shall be denominated in cash and each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of Shares, in each case that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award.
(b)    Award Terms. When Other Awards are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Other Award. The offer to receive Other Awards shall be accepted by execution of an Other Award Agreement in the form determined by the Administrator.
(c)    Vesting, Settlement and Payment. The Administrator may, in its sole discretion, set vesting criteria for the Other Award that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions that must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of the Other Award, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.
(d)    Form and Timing of Settlement or Payment. Settlement or payment of earned Other Awards will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Other Award Agreement. The Administrator will settle earned cash-based Other Awards solely in cash but, in its sole discretion, may settle earned equity-based or equity-related Other Awards in cash, Shares, or a combination of both.
(e)    Other Provisions. The Other Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. The provisions of Other Award Agreements need not be the same with respect to each Participant.
(f)    Rights as a Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, if any), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the equity-based or equity-related Other Awards. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 hereof.
12.Taxes.
(a)    As a condition of the grant, vesting and exercise or settlement of an Award, Participant (or, in the case of Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) shall make such arrangements as the Administrator may require for the satisfaction of any Tax Withholding Obligations that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.
(b)    The Administrator may, in its sole discretion, permit or require a Participant (or, in the case of Participant’s death or a permitted transferee, the person holding, exercising or receiving the proceeds of the Award) to satisfy all or part of Participant’s Tax Withholding Obligations by remitting cash to the Company, by Cashless Transaction or by surrendering Shares (either directly or by stock attestation) that Participant previously acquired; provided that, unless specifically permitted by the Administrator (i) any Cashless Transaction must be an approved broker-assisted Cashless Transaction and the Shares withheld in the Cashless Transaction must be limited to avoid financial accounting charges under applicable accounting guidance, and (ii) any surrendered Shares must have been previously held for any minimum duration required to avoid financial accounting charges under applicable accounting guidance. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission. In addition, upon the exercise or settlement of any Award in cash, or the making of any other payment with respect to any Award (other than in Shares), the Company shall have the right to withhold from any payment required to be made pursuant thereto an amount sufficient to satisfy any Tax Withholding Obligations attributable to such exercise, settlement or payment.
13.Non-Transferability of Awards. Unless otherwise determined by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 13. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executors or administrators of Participant’s estate, by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution or by another transferee permitted by the Administrator pursuant to this Section 13. No transfer by will, the laws of descent and distribution or otherwise of any Award, or of the right to exercise any Award, shall be effective to bind the Company unless (a) the Administrator shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Administrator may deem necessary to establish the validity of the transfer, (b) if the transfer was other than by will or by the laws of descent or distribution, the Administrator has provided its written consent to such transfer, and (c) the Administrator shall have been furnished with an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to Participant, to be bound by the acknowledgments made by Participant in connection with the grant of the Award and, if the transfer was other than by will or by the laws of descent or distribution, to be bound by any additional conditions the Administrator may, in its sole discretion, impose. For the avoidance of doubt, to the extent an unvested Award is transferred, the Continuous Service Status of Participant will continue to determine, without limitation, the vesting and exercisability of such Award, to the same extent that the Continuous Service Status of Participant would have done so had Participant continued to directly hold such Award.
14.Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.
(a)    Changes in Capitalization. Subject to any action required under Applicable Laws by the stockholders of the Company, (i) the numbers and class (or type) of Shares, units representing Shares, or other stock or securities: (x) available for future Awards (including pursuant to Incentive Stock Options) under Section 3 hereof and (y) covered by each outstanding Award, (ii) the price per Share covered by each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award, shall be proportionately adjusted (or substituted) by the Administrator in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, subdivision of the Shares, exchange of the Shares, rights offering, reorganization, merger, spin-off, split-up, change in corporate structure, other increase or decrease in the number of Shares or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 14(a) shall be made in the Administrator’s sole discretion and shall be final, binding and conclusive. Except as expressly provided herein, (I) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to, or the terms related to, an

Award, and (II) no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividends or dividend equivalents, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. If, by reason of a transaction described in this Section 14(a) or an adjustment pursuant to this Section 14(a), a Participant’s Award Agreement or agreement related to any Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award covers additional or different shares of stock or securities (or units representing additional or different shares of stock or securities), then such additional or different shares (and the units representing such additional or different shares), and the Award Agreement or agreement related to the Optioned Stock, Restricted Stock, Restricted Stock Unit or Share underlying an Other Award in respect thereof, shall be subject to all of the terms, conditions and restrictions that were applicable to the Award, Optioned Stock, Restricted Stock, Restricted Stock Units or Shares underlying an Other Award prior to such adjustment.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.
(c)    Corporate Transactions. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.
In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), Participant will fully vest in and have the right to exercise all of Participant’s outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.
For the purposes of this Section 14(c), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.
Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
(d)    Savings Clause. No provision of this Section 14 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. Furthermore, no provision of this Section 14 shall be given effect to the extent such provision would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 of the Exchange Act.
15.Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award, any other written agreement between the Company and Participant, any severance or similar plan of the Company, or pursuant to resolutions duly adopted by the Administrator.
16.Time of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.
17.Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 14 hereof) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without Participant’s consent. The preceding sentence shall not restrict the Administrator’s ability to exercise its discretionary authority hereunder, which discretion may be exercised without amendment to the Plan. No provision of this Section 17 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of stockholders with respect to any Plan amendment in such a manner and to such a degree as required.

18.Clawback. All Awards (including any proceeds, gains, or other economic benefit Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) shall be subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, including any clawback policy adopted to comply with Applicable Law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).
19.Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by Applicable Law, Company policy and/or the requirements of a Stock Exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between any Participant and the Company.
20.Changes in Status & Leaves of Absence. The Administrator shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to the Company (e.g., in connection with a change from full-time to part-time status); provided, however, that the Administrator shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Administrator, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Laws). The Administrator may consider the nature and purpose of the leave, including, but not limited to, parental, medical, or military leave, and may elect to continue vesting or provide equitable treatment where appropriate. In the event of any such tolling, forfeiture, reduction or extension, Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).
21.Failure to Comply. In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement, unless such failure is remedied by such Participant within ten (10) days after having been notified of such failure by the Administrator, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Administrator, in its sole discretion, may determine.
22.Conditions Upon Issuance of Shares; Securities Matters. The Company shall be under no obligation to affect the registration pursuant to the Securities Act of 1933, as amended, of any Shares to be issued hereunder or to effect similar compliance under any state, local or non-U.S. laws. Notwithstanding any other provision of the Plan or any Award Agreement, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. The Administrator may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing such Shares bear such legends, as the Administrator, in its sole discretion, deems necessary or desirable. The exercise or settlement of any Award granted hereunder shall only be effective at such time as counsel to the

Company shall have determined that the issuance and delivery of Shares pursuant to such exercise or settlement is in compliance with all Applicable Laws. The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under U.S. federal, state, local or non-U.S. securities laws. The Company shall inform Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Award granted hereunder. During the period that the effectiveness of the exercise of an Award has been deferred, Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.
23.Section 409A.
(a)    Unless otherwise expressly provided for in an Award Agreement, the Plan and each Award Agreement will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Administrator determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6)-month period elapses, with the balance paid thereafter on the original schedule.
(b)    With respect to any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, termination of a Participant’s Continuous Service Status shall mean a separation from service within the meaning of Section 409A of the Code, unless Participant was an Employee immediately prior to such termination and is then contemporaneously retained as a Consultant pursuant to a written agreement and such agreement provides otherwise. The Continuous Service Status of a Participant shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to Subsidiary and such Subsidiary ceases to be a Subsidiary, unless the Administrator determines otherwise. To the extent permitted by Section 409A of the Code, a Participant who ceases to be an Employee of the Company but continues, or simultaneously commences, services as a Director of the Company shall be deemed to have had a termination of Continuous Service Status for purposes of the Plan.
24.Beneficiaries. Unless stated otherwise in an Award Agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before Participant’s death. If no beneficiary was designated or if no designated beneficiary survives

Participant, then, after a Participant’s death, any vested Award(s) shall be transferred or distributed to Participant’s estate.
25.Expenses and Receipts. The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.
26.Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.
27.Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the preparation of the Award Agreement or related grant documentation, the corporate records will control, and Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documentation.
28.Severability. If all or any part of this Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
29.Governing Law. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
30.Headings. The headings in this Plan are included solely for convenience of reference and if there is any conflict between such headings and the text of this Plan, the text shall control.